UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 15, 2016
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Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
The information set forth below in Item 2.01 is incorporated herein by reference.
Item 2.01     Completion of Acquisition or Disposition of Assets.
On September 15, 2016, Harsco Corporation (the “Company”), and its subsidiary Harsco (UK) Group Limited (together with the Company, the “Harsco Entities”), entered into an Omnibus Agreement (the “Omnibus Agreement”) with CDR Bullseye Holdings, L.P., Bullseye G.P., LLC, Bullseye Partnership, L.P., Bullseye Holdings, L.P. and Brand Energy & Infrastructure Holdings, Inc. (“Brand”), pursuant to which Brand repurchased the Harsco Entities’ 26 percent interest in Brand.
In exchange for the Harsco Entities’ interest, (i) the Harsco Entities received $145 million in cash, and (ii) the Company’s obligations to pay to Brand and its subsidiaries future amounts under Section 8.2(i)(iv) of that certain Purchase Agreement, dated as of September 15, 2013, as amended, by and between the Company, Brand Energy & Infrastructure Services, Inc. (f/k/a Bullseye, Inc.), Brand and CDR Bullseye Holdings, L.P. were satisfied, the present value of which equals $20,640,182.65. In addition, Harsco received $1,391,954.90 in accrued but unpaid fees, rent and expenses from Brand.
As a result of the sale, the Company’s obligation to make quarterly payments under the terms of a limited partnership agreement that governed the operation of the strategic venture terminated. Those quarterly payments were made either (at the Company’s election) (i) in cash, with total payments to equal approximately $23 million per year on a pre-tax basis, or (ii) in kind through the transfer of approximately 3% of the Company’s equity interest in Brand on an annual basis.
As part of the transaction, the Company’s two representatives on Brand’s board of directors resigned.
The description of the Omnibus Agreement is subject to the terms thereof, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 8.01    Other Events.
On September 15, 2016, the Company issued a press release announcing the consummation of the transactions contemplated by the Omnibus Agreement. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b) The unaudited pro forma condensed consolidated financial information related to the transaction described in Item 2.01 above is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits. The following exhibits are filed as part of this Form 8-K:

Exhibit No.	Description

2.1	Omnibus Agreement dated September 15, 2016

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

99.2	Press Release dated September 15, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date:	September 21, 2016	By:	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary